UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation and Retirement Committee of First Community Bancshares, Inc. (the “Committee”) finalized awards of 7,741, 4,894, 5,044, 6,491, and 3,941 shares to John M. Mendez, President and Chief Executive Officer, David D. Brown, Chief Financial Officer, Robert L. Buzzo, Vice President and Secretary, E. Stephen Lilly, Chief Operating Officer, and Robert L. Schumacher, General Counsel, respectively. Approximately 48% of the awards vest immediately, and the remaining amounts vest over three years subject to service and performance restrictions. A copy of Mr. Mendez’s award agreement is attached hereto as Exhibit 99.1. The agreements for the other named executive officers are substantially identical except with regard to the number of shares granted.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Restricted Stock Agreement between First Community Bancshares, Inc. and John M. Mendez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	May 28, 2013	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer